Exhibit 99.1
2Q11 Update Positive momentum from Q1 has continued into Q2 as Revenue and EBITDA will surpass comparable Q2 2010 performance Fruit — Better pricing, plus continuing benefit of European restructuring, partially offset by higher costs Vegetables — Salads will be impacted by marketing spend in Q2; full year inline with 2010 performance Foods — In-line with last year, despite higher marketing spend for FRUIT BOWLS ® in 100% juice launch